UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2021
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Arhaus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-41009 (Commission File Number)	87-1729256 (I.R.S. Employer Identification Number)
51 E. Hines Hill Road Boston Heights, Ohio
(Address of Principal Executive Offices)
44236
(Zip Code)
(440) 439-7700
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	ARHS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events
Chairman and Chief Executive Officer Transfers Class B Shares to Employees.

Arhaus, Inc. (the “Company”) completed an Initial Public Offering (the “IPO”) of shares of its Class A common stock on November 8, 2021.

On December 20, 2021, in connection with the IPO, Chairman and Chief Executive Officer John P. Reed transferred 421,350 Class B shares to certain employees of the Company based on their tenure to recognize their contributions to the Company (the “Transferred Shares”). None of the recipients of the Transferred Shares are Section 16 officers of the Company. Subsequent to the transfer, John P. Reed and trusts for the benefit of certain family members of Mr. Reed will continue to own 87,115,600 and 11,100 Class B and Class A shares respectively, approximately 94.27% of the voting power of the Company’s outstanding capital stock.

Upon transfer, the Transferred Shares will automatically convert to shares of Class A common stock of the Company. The Transferred Shares will be subject to the same restrictions and IPO lock-up provisions as the original Class B shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 21st day of December, 2021.

ARHAUS, INC.

By:	/s/ Dawn Phillipson
Name:	Dawn Phillipson
Title:	Chief Financial Officer